Exhibit 99.1

Pinnacle Airlines Corp. Announces First Quarter 2010 Earnings

Company reports Consolidated Earnings per Share of $0.09

MEMPHIS, TN – May 4, 2010 – Pinnacle Airlines Corp. (NASDAQ: PNCL) (the “Company”) today reported first quarter 2010 net income of $1.7 million and fully diluted earnings per share (“EPS”) of $0.09.  These results were lower than net income and EPS for the first quarter of 2009 of $2.7 million and $0.15, respectively, excluding special items.  Major winter storms during the first quarter of 2010 had a severe impact on the financial and operating results of the Company’s two operating subsidiaries, primarily causing the year-over-year decline in earnings.

“Our first quarter operations were dramatically affected by major winter snowstorms throughout our network, similar to many carriers in the industry,” said Phil Trenary, the Company’s President and Chief Executive Officer.  “The tough weather conditions adversely impacted our earnings results for our Shareholders.  However, I am proud of the way our People at Pinnacle and Colgan managed through the severe winter weather.  We are well positioned for strong operating performance in the second quarter of 2010.”

In February 2010, the Company repurchased the remainder of its $121 million par amount of 3.25% Senior Convertible Notes (the “Notes”).  In addition, the Company received its 2009 federal income tax refund totaling $38 million during the first quarter of 2010.  The Company ended the quarter with approximately $92 million of unrestricted cash and cash equivalents.

“We are extremely pleased with the progress we’ve made to strengthen our balance sheet over the past twelve months,” said Peter Hunt, the Company’s Chief Financial Officer.  “Our total debt has been reduced by approximately $180 million since the beginning of 2009, yet our total liquidity remains strong.”

First Quarter 2010 Financial and Operating Results

During the first quarter of 2010, Pinnacle Airlines, Inc. (“Pinnacle”), the Company’s regional jet operating subsidiary, completed 104,767 block hours and 66,575 departures, decreases of 4% and 0%, respectively, over the same period in 2009.  Pinnacle experienced a 3% decline in the aircraft utilization of its CRJ-200 fleet, partly as a result of a higher level of canceled flights due to winter weather, and partly from route network changes resulting in shorter average flights.  Colgan Air, Inc. (“Colgan”), the Company’s regional turboprop operating subsidiary, completed 29,951 block hours and 24,088 departures during the first quarter, decreases of 12% and 11%, respectively, over the same period in 2009.  Colgan’s operations were dramatically reduced by weather-related cancellations throughout its northeastern operations during the first quarter.  In addition, Colgan operated four fewer Saab 340 aircraft within its pro-rate network during the first quarter of 2010.

The Company recorded consolidated operating revenue during the first quarter of 2010 of $208.1 million, an increase of $0.3 million, over the same period in 2009.  Annual rate increases from the Company’s partners, as well as higher reimbursable costs, contributed to the net increase in consolidated operating revenue.  These increases were offset by reductions in operations from the weather and reduced capacity, and by a $1.0 million estimate of performance related penalties under the Company’s CRJ-200 operating agreement (the “CRJ-200 ASA”) with Delta Air Lines.  Pinnacle’s operating performance levels were below standards established in this agreement, primarily due to the inclement weather during the first quarter.  As a result, the Company recorded an estimate of penalties owed to Delta for the first quarter of 2010.

Pinnacle reported first quarter 2010 operating income and an operating margin of $14.7 million and 9.2%, an increase of $0.8 million and 0.3 points, respectively, from the first quarter of 2009. Pinnacle’s operating income increased primarily as a result of an increase in rates under the CRJ-200 ASA.  Rates under this agreement are adjusted each January 1 based on changes in the Producers’ Price Index as published by the Department of Labor.  These rate increases were offset by reduced operations from the winter weather, the $1.0 million performance penalty noted above, and by an increase in aviation insurance costs not reimbursed by Delta.  As previously disclosed by the Company, Delta has disputed its obligation to fully reimburse the Company’s aviation insurance premiums associated with its Delta Connection operations.  The Company did not receive reimbursement for approximately $1.5 million of aviation insurance premiums for the first quarter of 2010.  The Company and Delta continue to discuss this and other ongoing disputes in an effort to try to resolve them amicably.

Colgan reported an operating loss and an operating margin of $(2.0) million and (4.0)%, a decrease of $5.0 million and 9.8 points, respectively, from the first quarter of 2009.  Reduced revenue, as a result of both the poor weather and the temporary removal of four Saab 340 aircraft from service, was a primary contributor to Colgan’s operating loss in the first quarter of 2010.  In addition, fuel costs associated with Colgan’s pro-rate operations increased by $1.2 million year-over year.  Fuel cost per gallon during the first quarter 2010 was $2.40, up 40% from $1.71 per gallon during the same period in 2009.  Colgan’s operating income for the first quarter of 2009 included a positive non-recurring item of $0.8 million related to insurance claims.

Net nonoperating expense was $9.8 million for the first quarter of 2010, as compared to net nonoperating expense of $11.8 million for the same period in 2009, excluding special items as more fully described below.  Repayment of the Notes and the net reduction of total debt primarily caused the reduction in net nonoperating expense year over year.  This was partially offset by a decline in interest income.

First Quarter 2009 Special Items

Financial results for the first quarter of 2009 included several nonrecurring items that increased net income.  These nonrecurring items include a gain of $15.4 million related to the settlement of certain federal income tax matters, a gain of $1.1 million related to the purchase of $12.0 million par amount of the Notes, and a net charge of $0.4 million associated with the loss of a Q400 aircraft during the quarter.  In total, these items increased net income in 2009 by $16.1 million.  These nonrecurring items are listed in the attached table “Reconciliation of Non-GAAP Disclosures.”

Cash and Cash Equivalents

The Company ended the quarter with $92.0 million in unrestricted cash and cash equivalents.  The Company generated $40.9 million in cash from operating activities during the first quarter of 2010, primarily as a result of receipt of the Company’s 2009 federal income tax refund.  Net cash used in investing activities for the three months ended March 31, 2010 was $1.6 million, primarily related to routine capital expenditures.  Net cash used in financing activities for the three months ended March 31, 2010 totaled $38.9 million, primarily related to $31.0 million used to repurchase the remaining par amount of the Company’s Notes and a net $7.9 million of principal payments on other debt obligations.

About Pinnacle Airlines Corp.

Pinnacle Airlines Corp., an airline holding company, is the parent company of Pinnacle Airlines, Inc. and Colgan Air, Inc.  Pinnacle Airlines, Inc. operates 126 CRJ-200 and 16 CRJ-900 regional jet aircraft throughout the United States and in the District of Columbia, Belize, Mexico, Turks and Caicos Islands, the U.S. Virgin Islands and three Canadian provinces as a Delta Connection carrier. Colgan Air, Inc. operates as Continental Connection, United Express and US Airways Express and operates a fleet of 14 Q400 and 34 Saab aircraft throughout the United States and Canada.  For further information about the Company, please refer to the Company’s Form 10-Q for the year ended March 31, 2010, which will soon be filed with the SEC.

Non-GAAP Disclosures

This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), including Colgan’s operating income, Colgan’s operating margin, the Company's operating income, nonoperating expense, pre-tax income, net income and diluted EPS for the three months ended March 31, 2009, excluding special charges related to the excess of property insurance proceeds over cost basis of aircraft, ineffective portion of cash flow hedge, reversal of income tax reserves and related accrued interest, and the gain on debt extinguishment. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please contact Joe Williams, at (901) 346-6162, or visit our website at www.pncl.com.
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Pinnacle Airlines Corp.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009

Operating revenues
Regional airline services	$205,489	$205,924
Other	2,591	1,898
Total operating revenues	208,080	207,822
Operating expenses
Salaries, wages and benefits	57,428	56,840
Aircraft rentals	30,051	30,492
Ground handling services	24,842	26,462
Aircraft maintenance, materials and repairs	26,572	25,136
Other rentals and landing fees	15,912	18,403
Aircraft fuel	5,693	4,517
Commissions and passenger related expense	4,430	4,827
Depreciation and amortization	8,841	8,581
Other	21,615	15,629
Total operating expenses	195,384	190,887

Operating income	12,696	16,935

Operating income as a percentage of operating revenues	6.1%	8.1%
Nonoperating (expense) income
Interest expense, net	(9,791)	(8,887)
Miscellaneous (expense) income, net	(48)	401
Total nonoperating expense	(9,839)	(8,486)
Income before income taxes	2,857	8,449
Income tax (expense) benefit	(1,165)	10,394
Net income	$1,692	$18,843

Basic and diluted earnings per share	$0.09	$1.05

Shares used in computing basic earnings per share	18,087	17,970
Shares used in computing diluted earnings per share	19,255	17,970

Pinnacle Airlines Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2010	December 31, 2009
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$92,040	$91,574
Restricted cash	3,115	3,115
Receivables, net	33,522	34,518
Spare parts and supplies, net	20,804	19,472
Prepaid expenses and other assets	7,643	3,508
Assets held for sale	1,255	1,255
Deferred income taxes, net of allowance	10,194	10,406
Income taxes receivable	2,695	40,803
Total current assets	171,268	204,651
Property and equipment
Flight equipment	755,335	755,236
Aircraft pre-delivery payments	20,202	12,049
Other property and equipment	49,341	48,710
Less accumulated depreciation	(95,195)	(86,501)
Net property and equipment	729,683	729,494

Investments	2,369	2,723
Debt issuance costs, net	4,213	3,561
Goodwill	18,422	18,422
Intangible assets, net	11,988	12,586
Other assets, primarily insurance receivables	319,879	317,659
Total assets	$1,257,822	$1,289,096

Liabilities and stockholders’ equity
Current liabilities
Current maturities of long-term debt	$36,069	$36,085
Senior convertible notes	-	30,596
Pre-delivery payment facility	14,104	2,027
Accounts payable	25,579	23,982
Deferred revenue	24,363	24,363
Accrued expenses and other current liabilities	60,965	60,610
Total current liabilities	161,080	177,663

Noncurrent pre-delivery payment facility	986	4,910
Long-term debt, less current maturities	511,958	519,234
Deferred revenue, net of current portion	171,985	177,711
Deferred income taxes	14,656	13,532
Other liabilities	292,036	293,809

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value; 40,000,000 shares authorized; 23,064,845 and 22,786,743 shares issued, respectively	230	228
Treasury stock, at cost, 4,493,327 and 4,450,092 shares, respectively	(68,479)	(68,152)
Additional paid-in capital	122,551	121,513
Accumulated other comprehensive loss	(13,952)	(14,431)
Retained earnings	64,771	63,079
Total stockholders’ equity	105,121	102,237
Total liabilities and stockholders’ equity	$1,257,822	$1,289,096

Pinnacle Airlines Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
 (in thousands)

	Three Months Ended March 31,
	2010	2009

Cash provided by operating activities	$40,937	$6,445
Cash (used in) provided by investing activities	(1,577)	4,982
Cash used in financing activities	(38,894)	(23,273)
Net increase (decrease) in cash and cash equivalents	466	(11,846)
Cash and cash equivalents at beginning of period	91,574	69,469
Cash and cash equivalents at end of period	$92,040	$57,623

Pinnacle Airlines Corp.
Pinnacle Operating Statistics (Unaudited)

	Three Months Ended March 31,
	2010	2009		Change
Other Data:
Revenue passengers (in thousands)	2,455	2,385		3%
Revenue passenger miles (“RPMs”) (in thousands)	1,060,353	1,090,355		(3)%
Available seat miles (“ASMs”) (in thousands)	1,460,174	1,580,511		(8)%
Passenger load factor	72.6%	69.0%		3.6 pts.
Operating revenue per ASM (in cents)	10.86	9.83		10%
Operating cost per ASM (in cents)	9.86	8.95		10%
Operating revenue per block hour	$1,514	$1,423		6%
Operating cost per block hour	$1,374	$1,295		6%
Block hours	104,767	109,241		(4)%
Departures	66,575	66,630		(0)%
Average daily utilization (block hours)	8.20	8.46		(3)%
Average stage length (miles)	421	452		(7)%

Number of operating aircraft (end of period)
CRJ-200	126	124		2%
CRJ-900	16	16	(1)	0%
Employees (end of period)	3,594	4,045		(11)%

(1)
During the three months ended March 31, 2009, we operated 16 CRJ-900 aircraft under our DCA, two of which were aircraft formerly operated by another Delta Connection carrier that we were operating on a short-term basis.  We operated the “Temporary Aircraft” until the last two remaining CRJ-900 aircraft were delivered and placed into service.  The Temporary Aircraft were returned in the second quarter of 2009.

Pinnacle Airlines Corp.
Colgan Operating Statistics (Unaudited)

	Three Months Ended March 31,
	2010	2009	Change
Pro-rate Agreements:
Revenue passengers (in thousands)	231	248	(7)%
RPMs (in thousands)	39,350	42,604	(8)%
ASMs (in thousands)	94,751	111,023	(15)%
Passenger load factor	41.5%	38.4%	3.1 pts.
Passenger yield (in cents)	81.69	79.77	2%
Operating revenue per ASM (in cents)	33.92	30.61	11%
Operating revenue per block hour	$1,667	$1,532	9%
Block hours	19,283	22,176	(13)%
Departures	17,061	19,620	(13)%
Fuel consumption (in thousands of gallons)	2,371	2,633	(10)%
Average price per gallon	$2.40	$1.71	40%
Average fare	$139	$137	1%

Capacity Purchase Agreement:
Revenue passengers (in thousands)	324	329	(2)%
RPMs (in thousands)	94,250	89,705	5%
ASMs (in thousands)	145,909	149,464	(2)%
Passenger load factor	64.6%	60.0%	4.6 pts.
Operating revenue per ASM (in cents)	11.84	12.32	(4)%
Operating revenue per block hour	$1,619	$1,569	3%
Block hours	10,668	11,735	(9)%
Departures	7,027	7,468	(6)%

Total Colgan:
Block hours	29,951		33,911	(12)%
Departures	24,088		27,088	(11)%
ASMs (in thousands)	240,660		260,487	(8)%
Total operating cost per ASM (in cents)	21.37		18.97	13%
Total operating cost per block hour	$1,717		$1,457	18%
Average daily utilization (block hours)	6.88		7.66	(10)%
Average stage length (miles)	222		217	2%
Number of operating aircraft (end of period)
Saab 340	34	(1)	34	0%
Q400	14		14	0%
Employees (end of period)	1,258		1,321	(5)%

(1)	Four of the Saab 340 aircraft operating as US Airways Express were temporarily removed from scheduled service during the three months ended March 31, 2010.

Pinnacle Airlines Corp.
Reconciliation of Non-GAAP Disclosures (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009	% Increase (Decrease)
Colgan operating (loss) income:
Colgan operating (loss) income in accordance with GAAP	$(1,967)	$3,034	(165)%
Deduct: Excess of property insurance proceeds over cost basis of aircraft	-	(834)	N/A
Colgan non-GAAP operating (loss) income	$(1,967)	$2,200	(189)%

Colgan operating margin:
Colgan operating margin in accordance with GAAP	(4.0)%	5.8%	(9.8) pts.
Deduct: Excess of property insurance proceeds over cost basis of aircraft	-	(1.6)%	N/A
Colgan non-GAAP operating margin	(4.0)%	4.2%	(8.2) pts.

Consolidated operating income:
Operating income in accordance with GAAP	$12,696	$16,935	(25)%
Deduct: Excess of property insurance proceeds over cost basis of aircraft	-	(834)	N/A
Non-GAAP operating income	$12,696	$16,101	(21)%

Consolidated nonoperating expense:
Nonoperating expense in accordance with GAAP	$(9,839)	$(8,486)	16%
Add: Ineffective portion of interest rate hedge	-	1,424	N/A
Deduct: Reversal of interest on income tax reserves	-	(2,926)	N/A
Deduct: Gain on repurchase of senior convertible notes	-	(1,857)	N/A
Non-GAAP nonoperating expense	$(9,839)	$(11,845)	(17)%

Consolidated income before income taxes:
Income before income taxes in accordance with GAAP	$2,857	$8,449	(66)%
Deduct: Excess of property insurance proceeds over cost basis of aircraft	-	(834)	N/A
Add: Ineffective portion of interest rate hedge	-	1,424	N/A
Deduct: Reversal of interest on income tax reserves	-	(2,926)	N/A
Deduct: Gain on repurchase of senior convertible notes	-	(1,857)	N/A
Non-GAAP income before income taxes	$2,857	$4,256	(33)%

Net income:
Net income in accordance with GAAP	$1,692	$18,843	(91)%
Deduct: Excess of property insurance proceeds over cost basis of aircraft, net of tax	-	(540)	N/A
Add: Ineffective portion of interest rate hedge, net of tax	-	921	N/A
Deduct: Reversal of interest on income tax reserves, net of tax	-	(1,849)	N/A
Deduct: Gain on repurchase of senior convertible notes, net of tax	-	(1,122)	N/A
Deduct: Reversal of income tax reserves	-	(13,552)	N/A
Non-GAAP net income	$1,692	$2,701	(37	) %

Diluted EPS:
Diluted EPS in accordance with GAAP	$0.09	$1.05	(91)%
Deduct: Excess of property insurance proceeds over cost basis of aircraft, net of tax	-	(0.03)	N/A
Add: Ineffective portion of interest rate hedge, net of tax	-	0.05	N/A
Deduct: Reversal of interest on income tax reserves, net of tax	-	(0.10)	N/A
Deduct: Gain on repurchase of senior convertible notes, net of tax	-	(0.06)	N/A
Deduct: Reversal of income tax reserves	-	(0.76)	N/A
Non-GAAP diluted earnings per share	$0.09	$0.15	(40)%